Exhibit 3.2

ORCHID ISLAND CAPITAL, INC.
CERTIFICATE OF CORRECTION

THIS IS TO CERTIFY THAT:

FIRST:                                          The title of the document being corrected is Articles of Amendment and Restatement (the “Articles”).
SECOND:       The sole party to the Articles is Orchid Island Capital, Inc., a Maryland corporation (the “Corporation”).
THIRD:        The Articles were filed with the State Department of Assessments and Taxation of Maryland (the “SDAT”) on February 19, 2013.
FOURTH:       The second sentence of the definition of Excepted Holder Limit in Section 7.1 of Article VII of the Articles as previously filed with the SDAT is set forth below:

An Excepted Holder Limit is hereby established permitting Bimini to Beneficially Own or Constructively Own up to [ ]% in value or number of shares, whichever is more restrictive, of the outstanding shares of Common Stock, provided that such Excepted Holder Limit shall apply only so long as Bimini qualifies as a REIT for federal income tax purposes.

FIFTH: The second sentence of the definition of Excepted Holder Limit in Section 7.1 of Article VII of the Articles as corrected hereby is set forth below:

An Excepted Holder Limit is hereby established permitting Bimini to Beneficially Own or Constructively Own up to 35.0% in value or number of shares, whichever is more restrictive, of the outstanding shares of Common Stock, provided that such Excepted Holder Limit shall apply only so long as Bimini qualifies as a REIT for federal income tax purposes.

SIXTH: The undersigned acknowledges this Certificate of Correction to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

-Signature page follows-

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be signed in its name and on its behalf by its Chief Executive Officer and President and attested to by its Secretary on this 10th day of January, 2014.

ATTEST: ORCHID ISLAND CAPITAL, INC.

/s/ G. Hunter Haas, IV                                               By: /s/ Robert E. Cauley
G. Hunter Haas, IV                                                     Robert E. Cauley
Secretary                  Chief Executive Officer and President